                                                               Exhibit 10(xvii)




THE PENSION PLAN FOR

HOURLY-RATED EMPLOYEES OF

CO-STEEL LASCO A DIVISION OF CO-STEEL INC.

------------------------------------------

EFFECTIVE JANUARY 1, 1968



Amended:  April 20, 1970
          April 13, 1973
          May 1, 1976
          February 28, 1979
          February 28, 1982
          February 28, 1985
          January 1, 1988
          February 28, 1991
          January 1, 1992
          February 28, 1994
          February 28, 1997

                               TABLE OF CONTENTS

              PREFACE

SECTION 1     DEFINITIONS                                                     1

SECTION 2     PENSION FUND                                                    5

SECTION 3     ADMINISTRATION OF THE PLAN                                      6

SECTION 4     ELIGIBILITY                                                    11

SECTION 5     CREDITED SERVICE                                               12

SECTION 6     CONTRIBUTIONS TO THE PENSION FUND                              14

SECTION 7     RETIREMENT DATES                                               16

SECTION 8     RETIREMENT INCOME BENEFITS                                     17

SECTION 9     FORM OF RETIREMENT INCOME                                      31

SECTION 10    TOTAL AND PERMANENT DISABILITY                                 33

SECTION 11    DEATH BENEFITS                                                 36

SECTION 12    TERMINATION OF EMPLOYMENT                                      40

SECTION 13    TRANSFERS                                                      43

SECTION 14    APPLICATION FOR PENSION                                        45

SECTION 15    GENERAL PROVISIONS                                             46

SECTION 16    AMENDMENT OR TERMINATION OF THE PLAN                           52


SCHEDULE 1    BASIC AND SUPPLEMENTARY BENEFIT RATES
              IN EFFECT ON AND AFTER APRIL 13, 1973                          54

SCHEDULE 2    IMPROVEMENTS TO PENSIONS                                       56

PREFACE

The Company established a Plan for the payment of pensions to hourly-rated employees of the Company effective from January 1, 1968.

This Plan was amended in 1970 to modify the eligibility and credited service provisions and to improve the level of monthly pension at or after normal retirement.

The Plan was amended and restated as at April 13, 1973, May 1, 1976, February 28, 1979, February 28, 1982 and February 28, 1985, to reflect improvements in pension benefits resulting from collective bargaining.

The Plan was further amended and restated as of January 1, 1988, to reflect improvements in pension benefits resulting from collective bargaining effective as of February 28, 1988, and to incorporate changes required by new pension laws in effect as of January 1, 1988. The Plan was amended and restated effective February 28, 1991 to incorporate the negotiated plan improvements effective on that date.

The Plan was further amended and restated as of January 1, 1992 to comply with the Income Tax Act and the Regulations thereto, and further amended and restated as of February 28, 1994 TO INCORPORATE THE NEGOTIATED PLAN IMPROVEMENTS EFFECTIVE ON THAT DATE.

THE PLAN HAS BEEN FURTHER AMENDED AND RESTATED AS AT FEBRUARY 28, 1997 TO INCORPORATE THE NEGOTIATED PLAN IMPROVEMENTS EFFECTIVE ON THAT DATE, TO INCORPORATE AN AMENDMENT TO COMPLY WITH THE INCOME TAX ACT AND OTHER ADMINISTRATIVE CLARIFICATIONS.

The provisions of this restated Plan shall apply in respect of Members in the active service of the Company or on authorized leave of absence on and after FEBRUARY 28, 1997, unless otherwise stated. For Members of the Plan who retired, die or otherwise terminated service with the Company before FEBRUARY 28, 1997, the provisions of the Plan in effect at the relevant date shall apply.

The Plan shall continue in existence subject to the Company's and the Union's rights as set forth hereinafter and subject to the continued registration thereof by:

(i) the relevant tax authorities to the extent necessary to establish that the Company is entitled to deduct the amount of its payments as expenses before taxes under the provisions of the Income Tax Act, Canada or any other applicable tax laws, and

(ii) the Pension Commission of Ontario and pursuant to any other applicable legislation as is now in effect as amended from time to time, or may hereafter be enacted.

SECTION 1 - DEFINITIONS

In this Plan and in the Funding Agreement, the following words and phrases shall have the following meanings unless a different meaning is specifically required by the context:

1.01 "ACTUARIAL EQUIVALENT" shall mean an actuarially equal value computed at the rate of interest and using the actuarial assumptions last adopted by the Company on the recommendation of the Actuary.

1.02 "ACTUARY" shall mean the actuary or firm of actuaries retained by, but independent of the company and qualified through fellowship of one or more members in the Canadian Institute of Actuaries.

1.03 "COMMUTED VALUE" means, in relation to benefits that a person has a present or future entitlement to receive, a lump sum amount which is the actuarial present value of those benefits computed at the rate of interest and using the actuarial tables adopted by the Company on the recommendation of the Actuary, subject to the Pension Benefits Act and in accordance with the guidelines of the Canadian Institute of Actuaries.

1.04 "COMPANY" shall mean Co-Steel Lasco a Division of Co-Steel Inc., and where any reference in the Plan is made to any action to be taken, consent, approval or opinion to be given, discretion or decision to be exercised by the Company, "COMPANY" shall mean Co-Steel Lasco a division of Co-Steel Inc., acting through the Co-Steel Inc. Pension Committee, or the authorized officers of Co-Steel Lasco, as the case may be.

1.05 "COMPENSATION" has the meaning given in the Income Tax Act, and includes a prescribed amount.


Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997

                                                                               1
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1.06     "CONTINUOUS SERVICE" shall mean service with the Company as provided in
         Section 5.

1.07 "CREDITED SERVICE" shall mean service credited under the Plan as provided in Section 5.

1.08 "EFFECTIVE DATE" shall mean January 1, 1968 for the Plan which has been amended and restated most recently as of February 28, 1997.

1.09 "EMPLOYEE" shall mean a person who is in regular full-time or part-time employment with the Company and is remunerated on an hourly basis.

1.10 "FUNDING AGENCY" shall mean the trust company or insurance company as may be appointed by the Company from time to time.

1.11 "FUNDING AGREEMENT" shall mean the Agreement or Agreements governing the Pension Fund as may be entered into between the Company and the Funding Agency from time to time.

1.12 "INCOME TAX ACT" means the Canadian Income Tax Act and the Regulations thereto.

1.13 "INDEXED COMPENSATION" means the Compensation received by a Member in a year adjusted to reflect increases in the average wage to the year of pension commencement, as defined under the Income Tax Act.

1.14 "LIFETIME RETIREMENT BENEFITS" shall mean periodic payments which, once they commence to be paid to a Member of a pension plan, will continue to be paid until death unless suspended or commuted before that time.




Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997

1.15 "MEMBER" shall mean an Employee who has accumulated Credited Service under the Plan pursuant to Section 4 hereof and who continues to be entitled to benefits hereunder.

1.16 "MINISTER" shall mean the Minister of National Revenue.

1.17 "PENSION ADJUSTMENT" shall be as defined in the Income Tax Act.

1.18 "PENSION BENEFITS ACT" means The Pension Benefits Act, R.S.O. 1990 of Ontario and the Regulations thereunder, as amended or replaced from time to time, and shall include, where appropriate, legislation adopted by any other Province or by the Government of Canada and designated under the Pension Benefits Act as being substantially similar in nature.

1.19 "PENSION FUND" shall mean the fund administered under the Funding Agreement into which contributions by the Company shall be deposited for the provision of Plan benefits.

1.20 "PENSIONER" shall mean a Member who has retired and is receiving benefits under the Plan.

1.21 "PLAN" shall mean this Pension Plan for Hourly-Rated Employees of Co-Steel Lasco a Division of Co-Steel Inc., as outlined herein and as amended from time to time.

1.22 "PLAN YEAR" shall mean the calendar year.

1.23 "SPOUSE" means, at the time a determination of marital status is required, a person of the opposite sex to whom the Member is:

     (i)  legally married;



Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                              3
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     (ii)  not legally married, but with whom the Member has been cohabiting continuously in a conjugal relationship for at least three (3) years; or

     (iii) not legally married, but with whom the Member is cohabiting in a conjugal relationship of some permanence and are jointly the natural or adoptive parents of a child.

1.24 "TOTAL AND PERMANENT DISABILITY" shall mean a physical or mental condition of a Member, as certified by a medical DOCTOR, which permanently prevents such Member from engaging in any gainful occupation for which he is or may be suited by education, training or experience except such employment as is found by the Company to be for the purpose of rehabilitation or otherwise not incompatible with the finding of total and permanent disability, provided always that such disability was not intentionally self-inflicted or resulted from such Member having engaged in a criminal act for which he was duly convicted in a court of law. A Member receiving benefits under a long term disability contract sponsored by the Company shall automatically be deemed to have met the test of Total and Permanent Disability.

1.25 "YMPE" shall have the meaning given to the expression "Year's Maximum Pensionable Earnings" in the Canada Pension Plan.

Reference to the male gender will include the female gender unless the context requires otherwise. Words importing the singular number may be construed to extend to and include the plural number and words importing the plural number may be construed to extend to and include the singular number.



Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                              4
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SECTION 2 - PENSION FUND

2.01 All contributions by the Company shall be paid into a Pension Fund administered by the Funding Agency in accordance with the terms of the Funding Agreement.

2.02 Investments of the Pension Fund will be restricted to the investments prescribed by the Pension Benefits Act and the Income Tax Act.

2.03 All normal and reasonable expenses incurred in the administration of the Plan and the Pension Fund, including legal fees and other proper charges shall, unless paid by the Company, be deemed to be a charge upon the income of the Pension Fund, and the Funding Agency shall pay out such sum or sums as may be required to defray such expenses and to satisfy such obligation.

2.04 All benefits under the Plan shall normally be paid out of the Pension Fund. However, except where contrary to the terms of the Funding Agreement, the Company may at any time in its sole discretion, require the Funding Agency to purchase out of the Pension Fund from a life insurance company licensed to do business in Canada, benefits of equal amount and payable under the same conditions as the pension to which any Member is entitled under the Plan so long as such action would not result in the Plan ceasing to be approved or registered for purposes of the Income Tax Act, Canada.

2.05 The funding arrangement under which assets are held in connection with the Plan, shall at all times, be maintained or amended so as to be acceptable to the Minister.




Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                          5

SECTION 3 - ADMINISTRATION OF THE PLAN

3.01 DESIGNATED ADMINISTRATOR

     The designated administrator of the Plan is the Company. The Company is responsible for the overall operation and administration of the Plan.

3.02 JOINT ADMINISTRATIVE COMMITTEE

     The payment of benefits under this Plan shall be administered by a Joint Administrative Committee. The Company and Local 6571, United Steelworkers (hereinafter called the "Union") may each appoint two members and one alternate member, all of whom shall be employees of the Company. An alternate member may attend any meeting of the Joint Administrative Committee at which a member for whom he is an alternate is not in attendance.

     Either the Union or the Company may, by notice given to the other party at least two weeks prior to a meeting, invite to that meeting any one person it chooses. Such notice shall specify the person and the nature of the business to be discussed. The party so notified may also invite any one person it chooses, by giving notice of at least one week to the other party. Any person invited to a meeting in accordance with this Section may attend that meeting whether or not the person, if any, invited by the other party attends. However, no such person shall be considered to be a member of the Joint Administrative Committee for voting or any other purpose.



Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             6
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3.03 RESPONSIBILITY OF THE COMMITTEE

     The Committee shall direct the designated administrator in the matters of administering the benefit structure of the Plan including:
     (a) verifying the age of the applicant; and
     (b) verifying Continuous Service; and Credited Service; and
     (c) interpreting the rights of Employees; and
     (d) authorizing the Funding Agency to make payments; and
     (e) reviewing and acting on appeals.

     The Committee does not have the power to add to or subtract from or modify the terms of the Plan.

3.04 OPERATIONS OF THE COMMITTEE

     The Committee shall meet at such time and for such periods for the transaction of necessary business as may be agreed upon by its members. The Committee shall establish its own mode of conduct. The presence of at least one Company member and one Union member shall be necessary to constitute a quorum. At all meetings each member of the Committee shall have one vote except that the members appointed by the Company and the members and the members appointed by the Union shall respectively as a group always have a number of votes equal to the number of votes of the party having the least number of members present. Rulings of the Committee within its authority shall be final and binding on all concerned, shall be in writing and signed by one Company member and one Union member.

3.05 SETTLEMENT OF DISPUTES

     Differences which arise between the members of the Committee representing the Company and those representing the Union shall be settled by an impartial chairman selected by the Committee. In the event of failure to agree on the selection of an impartial chairman, the impartial chairman shall be appointed on



Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                           7
     the application of either party hereto to the Minister of Labour of the Province of Ontario.

     The expenses of such impartial chairman shall be borne equally by the Company and the Union. The impartial chairman shall have authority only to interpret and apply the provisions of this Plan as are within the authority of the Committee. The decision of the impartial chairman shall be binding on the Company, the Funding Agency, the Union and the Employee.


3.06 INFORMATION TO BE PROVIDED TO THE COMMITTEE

     The Company shall provide the Committee with the following information:

     (a) a copy of any Annual Information Returns filed with the Pension Commission of Ontario; and

     (b) a copy of any actuarial reports and cost certificates filed with the Pension Commission of Ontario; and

     (c) the Company recorded age, service, Continuous Service, Credited Service, periods of sickness or disability periods of Credited Service under Section 5 and monthly compensation to the extent required to enable the Committee to discharge its administrative duties; and

     (d) a copy of the Statement of Investment Policy, copies of all correspondence between the Pension Commission and the administrators (except personal information that relates to a Member or former Member without the consent of that Member), and all other information to which the Union is entitled.

     (e) all information with regards to investment and performance of the fund.





Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                              8

3.07 The Company shall provide each Employee with a written explanation of the terms and conditions of the Plan applicable to him, together with an explanation of the rights and duties of the Member with reference to the benefits available to him under the terms of the Plan and such other information as may be prescribed by the Pension Benefits Act.

3.08 NOTICE OF AMENDMENT

     The Company shall provide a notice and written explanation of an amendment to the Plan to each Member or other person entitled to payment from the Pension Fund who are affected by the amendment, within the time prescribed under the Pension Benefits Act.

3.09 ANNUAL STATEMENT

     The Company shall provide annually to each active Member a written statement containing the information prescribed under the Pension Benefits Act in respect of the Plan, the Member's pension benefits and any ancillary benefits.

3.10 STATEMENT OF TERMINATION OF EMPLOYMENT

     When a Member of the Plan terminates employment or otherwise ceases to be a Member, the Company shall give to the Member, or to any other person who as a result becomes entitled to a payment under the Plan, a written statement setting out the information prescribed under the Pension Benefits Act in respect of the benefits, rights and obligations of the Member or other person.

3.11 INSPECTION OF DOCUMENTS

     Within thirty (30) days of a written request, the Company shall make available the documents and information prescribed under the Pension Benefits Act in respect of the Plan and the Pension Fund for inspection without charge by:




Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                              9

(i)    a Member;

(ii)   a former Member;

(iii)  the Spouse of a Member or former Member;

(iv)   any other person entitled to pension benefits under the pension plan;

(v) an agent authorized in writing by a person mentioned in clause (i), (ii) or (iii); or

(vi)   a representative of a union that represents Members of the Plan.

A Member, a former Member, a Spouse, another person entitled to benefits, an agent or a trade union through a representative is entitled to make such an inspection not more than once a calendar year.

The Company shall permit the person making the inspection to make extracts from or to copy the prescribed documents and information. On request, the Company shall provide the person making the inspection with copies of any of the prescribed documents or information upon payment to the Company of a reasonable fee.



Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             10

SECTION 4 - ELIGIBILITY

4.01   FULL-TIME EMPLOYEES

       Prior to May 1, 1976, a full-time Employee was eligible to accumulate Credited Service under the Plan following the completion of one year of Continuous Service and the attainment of age twenty-one (21), provided he had not attained age fifty-five (55).

4.02 Each full-time Employee as of May 1, 1976 who, prior thereto, had not been permitted to accumulate Credited Service because of his age and/or service became a Member of the Plan as of May 1, 1976.

4.03 Each full-time Employee as of May 1, 1976 who has not then attained age sixty-five (65), shall join the Plan as of the date he satisfies the definition of Employee as set out in Section 1.09 hereof.

4.04   PART-TIME EMPLOYEES

       Each part-time employee shall become a Member of the Plan on the first day of the month:

       (a) following the completion of twenty-four (24) months of Continuous Service; and

       (b) after he has earned not less than thirty-five (35%) of the YMPE or he has worked at least seven hundred (700) hours, in each of two (2) immediately preceding consecutive calendar years.

       Once a part-time Employee has become a Member, that person does not cease to be a Member by reason only that he has earned less than thirty-five percent (35%) of the YMPE, or has worked less than 700 hours, in any subsequent calendar year.

Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             11

SECTION 5 - CREDITED SERVICE

5.01 Credited Service means those completed years and months of Continuous Service from a Member's date of membership in the Plan, to the date of the Member's termination of service, death or termination of the Plan, whichever occurs first, subject to the maximums as outlined in Section 8. Credited Service shall not be deemed to be broken by any Company authorized sick or accident leave nor a leave of absence of a Member from the member's duties while in receipt of earnings from the Company, nor by any authorized leave in 5.02.


5.02 Continuous Service means the period of an Employee's continuous employment as an Employee starting on the last date on which such period of employment commenced. Such period will include any sick or accident leave, or layoff, or a temporary leave of absence without remuneration from the Company, not exceeding twelve (12) months.


Continuous service shall also include (a), (b) and (c) below.

     (a) Absence without pay, due to personal injury or illness arising out of or in the cause of employment with the Employer, as defined in the Ontario Workers' Compensation Act.

     (b) Effective from December 20, 1990, absence without pay on maternity or parental leave, as defined in the Ontario Employment Standards Act.

     (c) Absence due to Total and Permanent Disability (in accordance with the criteria outlined in Section 10), should the Member return to active employment with the Company.

Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                            12

     In the case of a Member who is credited for hours for the purpose of
     Section 5.02 during any leave of absence without pay, the Member shall be assumed to have worked at the rate of forty (40) hours per week during such leave of absence.

5.03 NOTWITHSTANDING THE PROVISIONS OF SECTION 5.02(a) AND (b) HEREOF, THE PERIOD OF ABSENCE FROM WORK:

          (a) DUE TO OCCUPATIONAL INJURY OR DISEASE FOR WHICH THE MEMBER IS RECEIVING WORKERS' COMPENSATION BENEFITS FOR TEMPORARY TOTAL OR TEMPORARY PARTIAL DISABILITY UNDER THE WORKERS' COMPENSATION ACT R.S.O. 1980 AS AMENDED FROM TIME TO TIME AND

          (b) FOR A PERIOD NOT EXCEEDING TWELVE (12) CONSECUTIVE CALENDAR MONTHS DUE TO A PHYSICAL OR MENTAL DISABILITY SUFFERED ON OR AFTER MAY 1, 1976 THAT PREVENTS THE MEMBER FROM PERFORMING THE DUTIES OF THE EMPLOYMENT IN WHICH THE MEMBER WAS ENGAGED BEFORE THE COMMENCEMENT OF THE DISABILITY, VERIFIED TO THE SATISFACTION OF THE COMPANY, AND OTHER THAN AS OUTLINED IN (a) ABOVE; AND

          (c) EFFECTIVE FROM DECEMBER 20, 1990, ABSENCE WITHOUT PAY ON MATERNITY OR PARENTAL LEAVE, AS DEFINED IN THE ONTARIO EMPLOYMENT STANDARDS ACT;

     SHALL CONSTITUTE CREDITED SERVICE, TO THE EXTENT THAT THE MEMBER HAS NOT RETURNED TO ACTIVE SERVICE, TERMINATED HIS EMPLOYMENT OR RETIRED BY REASON OF TOTAL AND PERMANENT DISABILITY IN ACCORDANCE WITH SECTION 7.03.

Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             13

SECTION 6 - CONTRIBUTIONS TO THE PENSION FUND

6.01 BY THE EMPLOYEES

     No Employee shall make or be required to make any contributions to the Pension Fund.

6.02 BY THE COMPANY

     (a) The Company shall contribute each month, and within thirty (30) days after the month for which contributions are payable, such amounts as determined by the Actuary which, together with the assets of the Pension Fund and other relevant factors, will be sufficient to provide the pension benefits accruing to Members during the current year pursuant to the Plan.

     (b) The Company shall further contribute, at such intervals and within such periods of time as are required by the Pension Benefits Act, such amounts as are necessary to provide for the amortization of any unfunded actuarial liability, or solvency deficiency in accordance with the provisions of the Pension Benefits Act, and may, at its option, pay into the Pension Fund from time to time, additional amounts toward such unfunded actuarial liability or solvency deficiency as may remain at the time.

     (c) Contributions required under this Section 6.02 shall not be suspended or delayed for any reason, including, but not limited to, the existence of excess or surplus assets in the Pension Fund, except as provided in Section 6.02(d).

     (d)  If at any time while the Plan continues in existence,










Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             14

          (i) the Actuary certifies that the actuarial value of the assets of the Pension Fund exceeds the actuarial liabilities of the Plan on a going-concern basis in respect of benefits defined in the Plan; and

          (ii) the excess of assets over liabilities is such that all or a portion of the contributions otherwise required under Section
               6.02 would not be deductible for the purposes of the Income Tax Act, Canada.

          then the Company may utilize excess assets to satisfy that portion of the contributions required under Section 6.02 which would otherwise not be deductible under the Income Tax Act, Canada.

     (e) Contributions made by the Company shall not constitute an enlargement of the amount of any benefit defined in the Plan and shall not at any time create for any person other than the Company, any right, title or interest in the assets of the Company or the Pension Fund except as specifically provided in Section 16, THE PENSION PLAN AGREEMENT and in the Pension Benefits Act.

     (f) In determining the going-concern normal cost, actuarial liability and special payments required to fund, in advance, the benefits provided under Section 8.10, the Actuary shall employ the same generally accepted actuarial methods and assumptions as employed for the funding of all other benefits under this Plan.




Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             15

SECTION 7 - RETIREMENT DATES

7.01   NORMAL RETIREMENT DATE

       Normal retirement date under the Plan for a Member will be first day of the month next following such Member's sixty-fifth (65th) birthday. A Member shall retire at his normal retirement date except as otherwise provided in this Section 7.

7.02   EARLY RETIREMENT DATE

       A Member who has completed two (2) or more years as a Member of the Plan may elect to retire early on the first day of any month following the month in which he attains age fifty-five (55).

7.03   TOTAL AND PERMANENT DISABILITY RETIREMENT

       A Member suffering from Total and Permanent Disability who has accumulated three (3) years of Credited Service shall be retired upon submitting satisfactory medical evidence of his disability to the Company.


7.04   POSTPONED RETIREMENT

       A Member who requests and obtains Company consent may postpone his retirement under the Plan beyond his normal retirement date on a year-to-year basis. In no event shall his retirement be postponed beyond the 1st day of the month next following his sixty-eighth (68th) birthday.

Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             16

SECTION 8 - RETIREMENT INCOME BENEFITS


8.01 NORMAL RETIREMENT BENEFIT

     Each Member who, on or after May 1, 1976, retires at or after his normal retirement date will receive a basic retirement pension commencing on his normal or postponed retirement date, as applicable, payable in accordance with Section 9, in an amount determined by multiplying his years of Credited Service to a maximum of forty (40) years by the basic benefit rate in effect at his retirement date, as set out in Schedule 1.

8.02 EARLY RETIREMENT BENEFIT

     A Member who is eligible to retire early under Section 7.02, but is not eligible for an unreduced early retirement benefit under Section 8.03, may elect to receive his vested pension benefit commencing on his early retirement date or on the first day of any subsequent month up to and including his normal retirement date. Such vested pension benefit shall be determined in accordance with Section 12.01 based on his Credited Service to the date he leaves active employment with the Company, but reduced by one half of one percent (1/2 of 1%) for each complete month that the pension commencement date precedes the Member's sixty-second (62nd) birthday. Notwithstanding the foregoing, in no event shall the pension benefit be reduced to less than the Actuarial Equivalent of the pension benefit accrued to his early retirement date calculated in accordance with
     Section 12.01.

8.03 UNREDUCED EARLY RETIREMENT BENEFIT

     No reduction shall apply if the Member retires early in accordance with
     Section 7.02 on or after February 28, 1985 and at his early retirement date:

     (i)  (a)  his years of Credited Service; plus

          (b)  the years of Credited Service the Member would have earned had




Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             17
                    his Continuous Service continued to April 1, 1995;
                    total thirty (30) or more years;

     and

     (ii) he has:

          (a) attained age fifty-seven (57) if his retirement is on or after February 28, 1985; or

          (b) attained age fifty-six (56) if his retirement is on or after February 28, 1986; or

          (c) attained age fifty-five (55) if his retirement is on or after February 28, 1987.

     Credited Service for purposes of Section 8.03(i)(b) shall be calculated as the difference in years between April 1, 1995 and the year in which the April 1st immediately preceding his early retirement date occurs.

     Credited Service for purposes of determining the Member's retirement benefit, will be the Member's actual Credited Service to his early retirement date.

8.04 TOTAL AND PERMANENT DISABILITY RETIREMENT BENEFIT

     A Member who retires prior to his normal retirement date by reason of Total and Permanent Disability shall be entitled to receive a pension commencing on the first day of the month following the date of such retirement and computed in accordance with sections 8.01 and 8.05. The benefit payable under this Plan when added to:

     (a) the benefits payable under the long term disability contract sponsored by the Company; and

     (b) the income benefits for permanent total disability under the Workers' Compensation Act of Ontario or other similar law in respect of the same work-related injury or disease; and


Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             18

(c)  THE BENEFITS PAYABLE UNDER THE CANADA PENSION PLAN; AND

(d) any other income payable and reflected in the determination of benefits under the Company's long term disability contract.

shall not exceed seventy-five percent (75%) of the Member's monthly average wages determined as of the date he suffered such Total and Permanent Disability, based on the straight-time hourly rate and the normal number of hours applicable to his job at that date. Nor shall the benefits payable under this Section 8.04 exceed the amount permitted under Section 8503(3)(d) of the Income Tax Regulations and as subsequently modified.

IF A MEMBER HAS APPLIED FOR THE CANADA PENSION PLAN BENEFITS UNDER SECTION 8.04(c) AT THE TIME OF TOTAL AND PERMANENT DISABILITY RETIREMENT BUT HAS NOT BEEN APPROVED FOR SUCH BENEFITS NO CANADA PENSION PLAN BENEFIT SHALL BE INCLUDED IN THE 75% MAXIMUM CHECK. NOTWITHSTANDING THE FOREGOING, IF THE MEMBER SUBSEQUENTLY RECEIVES APPROVAL FOR SUCH BENEFITS THE 75% MAXIMUM CHECK SHALL BE REDETERMINED BASED ON THE RATES IN EFFECT AT THE MEMBER'S ORIGINAL DATE OF TOTAL AND PERMANENT DISABILITY RETIREMENT. FURTHERMORE, ANY AMOUNT PAID FROM THE PENSION PLAN FOR ANY PERIOD DURING WHICH THE CANADA PENSION PLAN BENEFITS ARE ALSO PAID SHALL BE REFUNDED TO THE PENSION FUND.

IN THE ABSENCE OF SATISFACTORY EVIDENCE THAT THE MEMBER HAS APPLIED FOR THE CANADA PENSION PLAN BENEFITS, THE MAXIMUM DISABILITY RETIREMENT BENEFIT PAYABLE TO RECIPIENTS UNDER THE CANADA PENSION PLAN WILL BE USED IN THE 75% MAXIMUM CHECK.

No member shall receive any Total and Permanent Disability pension until all temporary Workers' Compensation income benefits and all short term accident



Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             19
       and sickness benefits to which the Company contributes all or part of the premium cost have expired.

8.05   SUPPLEMENTARY PENSION BENEFIT

       Subject to the limitations set forth hereinafter in this Section, a supplementary pension benefit will be payable monthly throughout the lifetime of a Member who retires pursuant to Section 7 in an amount equal to:

       (a) the supplementary benefit rate in effect at the date of his retirement, as set out in Schedule 1, multiplied by the Member's Credit Service, not exceeding thirty (30) years; reduced at age sixty-five (65) by

       (b)    the sum of:

              (i) the basic monthly benefit payable to recipients under the Old Age Security act or any similar legislation of Canada or any province thereof; and

              (ii) the actual amount of monthly retirement benefit received by the retiree under the Canada Pension Plan or any provincial pension plan, pursuant to the next-to-last paragraph of this Section 8.05. In the absence of satisfactory evidence of the actual amount of monthly benefit being received, the maximum monthly retirement benefit payable to recipients under the Canada Pension Plan will be used.

       If a Member retires pursuant to:

       (a)    Section 7.01;

       (b)    Section 7.02; or

       (c)    Section 7.04,

       he shall receive a supplementary pension benefits in the amount set forth in Section 8.05 (a), offset by the amounts in section 8.05(b)(i) and (ii) from the



Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997
       later of the date his pension commences and the Member's normal retirement date. The supplementary pension benefit as determined in
       Section 8.05(a) shall be reduced by one-half of one percent for each complete month that his pension commencement date precedes his sixty-second (62nd) birthday, but shall in no event to reduced below the Actuarial Equivalent of the supplementary pension benefit as determined in Section 8.05(a), provided that no reduction shall apply if, at his early retirement date, the Member has completed thirty (30) years of Credited Service and has attained age fifty-five (55).

       NOTWITHSTANDING THE FOREGOING, THE SUPPLEMENTARY PENSION BENEFIT SHALL BE DETERMINED IN SUCH A MANNER AS TO INSURE THAT THE AMOUNTS IN SECTION 8.05(b)(i) AND (ii) HAVE BEEN REDUCED BY AT LEAST ONE-QUARTER OF ONE PERCENT FOR EACH COMPLETE MONTH THAT THE MEMBER'S PENSION COMMENCEMENT DATE PRECEDES HIS SIXTIETH (60TH), IF THE MEMBER HAS NOT COMPLETED TEN
       (10) YEARS OF CREDITED SERVICE, OR IF THE MEMBER HAS ATTAINED AGE SIXTY
       (60), BUT NOT AGE SIXTY-FIVE (65) AND HAS NOT COMPLETED TEN (10) YEARS OF CREDITED SERVICE, THEN BY AT LEAST TEN (10) PERCENT OR FRACTION THEREOF FOR EACH YEAR OF CREDITED SERVICE OR FRACTION THEREOF THAT THE MEMBER'S YEARS OF CREDITED SERVICE IS LESS THAN TEN (10).

       If a Member retires pursuant to Section 7.03, upon commencement of his benefit under Section 8.04 hereof, he shall receive a supplementary pension benefit in the amount set forth in Section 8.05(a), offset by the amounts in section 8.05(b)(i) and (ii) from the date the Member becomes entitled to receive benefits under the Old Age Security Act, the Canada Pension Plan, and any other legislation specified in Section 8.05(b)(i) and (ii). THE SUPPLEMENTARY PENSION BENEFIT SHALL NOT BE DIRECTLY OFFSET BY THE CANADA PENSION PLAN DISABILITY RETIREMENT BENEFITS.


Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997

       If, prior to his normal retirement date, early retirement date or total and permanent disability date, a Member submits evidence satisfactory to the Company that his actual monthly retirement benefit payable from the Canada Pension Plan (CPP) or any other provincial pension plan is less than the maximum monthly net benefit payable under Section 8.05(b)(ii), then the actual amount of his monthly CPP benefit will be used for purposes of Section 8.05(b)(ii).

       If Revenue Canada or any other regulatory body rules that any provision of this Section 8.05 of the Plan as agreed to is invalid or must be amended, there shall not be a reduction in the benefit currently paid to the Members under the Plan.

8.06 Monthly payments, after the first payment, shall continue to be made on the first day of each month thereafter subject always to:

       (a) the provision of Section 10 hereof for retirements in accordance with Section 8.04; and

       (b)    the provisions of Section 9 hereof.

8.07   STATUTORY LIMIT ON BENEFIT

       Notwithstanding anything contained herein to the contrary, at retirement, termination of employment prior to retirement, upon marriage breakdown, or on termination of the Plan, the total amount of annual annuity (payable at Normal Retirement Date) to which a Member shall be entitled under the Plan and any other registered pension plan sponsored by the Company, shall not exceed the lesser of (a) and (b):

       (a) 2 percent of the Member's highest average Indexed Compensation, and

       (b)    $1,722.22



Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997
       multiplied by the number of years, not exceeding thirty-five (35) years, of Credited Service up to December 31, 1991, plus the number of years of Credited Service after December 31, 1991.

       For years of service prior to January 1, 1990 that are credited to the Member after June 8, 1990, the maximum dollar limit in (b) above shall be $1,150.

       Such maximum benefits are inclusive of any amounts paid out to the Member's Spouse as a result of marriage breakdown.

       For the purpose of determining a Member's maximum pension, highest average Indexed Compensation shall be the average of the Member's total Indexed Compensation for the three (not necessarily consecutive) non-overlapping 12-month periods of highest Indexed Compensation.

       Notwithstanding the foregoing, with respect to Credited Service after 1991, the total amount of annual annuity to which a Member shall be entitled prior to age 65 shall not exceed:

       (i) $1,722.22 multiplied by the number of years of Credited Service after 1991, plus

       (ii) the maximum Canada Pension Plan benefit multiplied by Credited Service after 1991 (maximum 35 years) and divided by 35 minus Credited Service before 1991.

8.08   STATUTORY LIMIT ON BENEFIT - EARLY RETIREMENT

       FOR CREDITED SERVICE ON AND AFTER JANUARY 1, 1992

       Where a Member commences pension payments prior to his earliest unreduced date, as defined below, the level of such Member's Lifetime Retirement Benefits must be reduced, by at least 1/4 percent of each month (3% per year) that the



Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997
                                                                              23
     commencement date precedes the Member's earliest unreduced date. For the purpose of this paragraph, the Member's earliest unreduced date shall be the earlier of (a) the date the Member attains age 60, (b) the day the Member has completed at least 30 years of Continuous Service, or (c) the date the Member's age plus years of Continuous Service equals a total of 80.

     FOR CREDITED SERVICE PRIOR TO JANUARY 1, 1992

     Notwithstanding any other provision of this Plan to the contrary, in no event shall the value of a Member's early retirement pension pursuant to the preceding provisions of this Section 8 exceed the value of the maximum pension, as described in Section 8.07, payable as a single life annuity guaranteed for ten years or a 60 percent joint and last survivor annuity, at the earliest of age 60, normal retirement age or age at date of disability.

8.09 PENSION IMPROVEMENTS

     Pensions in the course of payment to persons listed in Schedule 2 shall be improved by the amounts specified in that Schedule, with effect from the dates indicated in that Schedule.

8.10 POST-RETIREMENT INFLATION ADJUSTMENT

     MARCH 1 OF EACH CALENDAR YEAR

     Inflation Adjustments shall be paid to Members who retire from active service with the Company in accordance with the provisions of this Section
     8.10 as follows:

     (a) Inflation protection payments pursuant to this Section 8.10 are provided to:

          (i) a Member who is receiving monthly pension payments (either due to retirement or disability) from the Plan; and








Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             24

          (ii) the surviving Spouse of a Member who was receiving monthly pension payments from the Plan (either due to retirement or disability), provided that the Member or the surviving Spouse was receiving his or her pension on the December 31 of the year prior to the year over which the increase is calculated pursuant to paragraph (b).

     (b)  The percentage increase for the inflation adjustment pursuant to this
          Section 8.10 is determined as at March 1 each year, and the amount paid shall be the GREATER of (i) and (ii) as follows:
          (i) 80% of the percentage increase, if any, in the Consumer Price Index during the twelve (12) month period ending on the immediately preceding December 31; TO A MAXIMUM OF 4% OR
          (ii) 3%

          For the purposes of this Section 8.10, "Consumer Price Index" means the Consumer Price Index for Canada for All Items (Not Seasonally Adjusted) provided by Statistics Canada, or such other official measure of price movement as may be substituted therefor to replace the Consumer Price Index.

     (c) The percentage increase described in Section 8.10(b) applies to the amount of the pension excluding supplementary pension payments being paid to the Member or surviving Spouse at the date the inflation adjustment is granted, being March 1.

     (d) The additional pension granted pursuant to this Section 8.10 is payable in the same form and with the same guarantees as the pension which is increased, and additional pension payments shall be cumulative.


Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             25

8.11 SPECIAL EARLY RETIREMENT WINDOW PROGRAM

     The Company agrees to accept applications for special early retirement for a three (3) month period beginning October 1, 1993 and ending December 31, 1993. Employees who were hired on or before December 13, 1964 regardless of their age, will be eligible for special early retirement. Eligible employees wishing to retire must apply for retirement during the window period. Actual retirement will occur between February 28, 1994 and December 31, 1994 with pension payments to commence the month following retirement.

     Effective January 31, 1994, the Plan shall provide for an unreduced pension (including basic benefits and supplementary benefits) for Employees who were hired on or before December 31, 1964, and who had indicated their intent to retire during the window period. Employees who do not apply for early pensions during the window period shall not be eligible for unreduced pension under this Section 8.11.

     The Company agrees to accept applications for special early retirement for a three (3) month period beginning October 1, 1994 and ending December 31, 1994. Employees who were hired on or before December 31, 1965, regardless of their age, will be eligible for special early retirement. Eligible employees wishing to retire must apply for retirement during the window period. Actual retirement will occur between February 28, 1995 and December 31, 1995 with pension payments to commence the month following retirement.

     Effective January 31, 1995, the Plan shall provide for an unreduced pension (including basic benefits and supplementary benefits) for Employees who were hired on or before December 31, 1965, and who had indicated their intent to retire during the window period. Employees who do not apply for early









Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             26
     pensions during the window period shall not be eligible for unreduced pension under this Section 8.11.

     The Company agrees to accept applications for special early retirement for a three (3) month period beginning October 1, 1995 and ending December 31, 1995. Employees who were hired on or before December 31, 1966, regardless of their age, will be eligible for special early retirement. Eligible employees wishing to retire must apply for retirement during the window period. Actual retirement will occur between February 28, 1996, and December 31, 1996 with pension payments to commence in the month following retirement.

     Effective January 31, 1996, the Plan shall provide for an unreduced pension (including basic benefits and supplementary benefits) for Employees who were hired on or before December 31, 1966, and who had indicated their intent to retire during the window period. Employees who do not apply for early pension during the window period shall not be eligible for unreduced pension under this Section 8.11.

     The Company agrees to accept applications for special early retirement for a three (3) month period beginning October 1, 1996 and ending December 31, 1996. Employees who were hired on or before December 31, 1967, regardless of their age, will be eligible for special early retirement. Eligible employees wishing to retire must apply for retirement during the window period. Actual retirement will occur between February 28, 1997 and December 31, 1997 with pension payments to commence in the month following retirement.

     Effective January 31, 1997, the Plan shall provide for unreduced pension benefit (including basic benefits and supplementary benefits) for employees who were hired on or before December 31, 1967, and who had indicated their intent to retire during the window period. Employees who do not apply for





Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                            27
     early pensions during the window period shall not be eligible for unreduced pensions under this section 8.11.

     THE COMPANY AGREES TO ACCEPT APPLICATIONS FOR SPECIAL EARLY RETIREMENT FOR A THREE (3) MONTH PERIOD BEGINNING OCTOBER 1, 1997 AND ENDING DECEMBER 31, 1997. EMPLOYEES WHO WERE HIRED ON OR BEFORE DECEMBER 31, 1968, REGARDLESS OF THEIR AGE, WILL BE ELIGIBLE FOR SPECIAL EARLY RETIREMENT. ELIGIBLE EMPLOYEES WISHING TO RETIRE MUST APPLY FOR RETIREMENT DURING THE WINDOW PERIOD. ACTUAL RETIREMENT WILL OCCUR BETWEEN FEBRUARY 28, 1998 AND DECEMBER 31, 1998 WITH PENSION PAYMENTS TO COMMENCE IN THE MONTH FOLLOWING RETIREMENT.

     EFFECTIVE JANUARY 31, 1998, THE PLAN SHALL PROVIDE FOR UNREDUCED PENSION BENEFIT (INCLUDING BASIC BENEFITS AND SUPPLEMENTARY BENEFITS) FOR EMPLOYEES WHO WERE HIRED ON OR BEFORE DECEMBER 31, 1968, AND WHO HAD INDICATED THEIR INTENT TO RETIRE DURING THE WINDOW PERIOD. EMPLOYEES WHO DO NOT APPLY FOR EARLY PENSIONS DURING THE WINDOW PERIOD SHALL NOT BE ELIGIBLE FOR UNREDUCED PENSIONS UNDER THIS SECTION 8.11.

     THE COMPANY AGREES TO ACCEPT APPLICATIONS FOR SPECIAL EARLY RETIREMENT FOR A THREE (3) MONTHS PERIOD BEGINNING OCTOBER 1, 1998 AND ENDING DECEMBER 31, 1998. EMPLOYEES WHO WERE HIRED ON OR BEFORE DECEMBER 31, 1969, REGARDLESS OF THEIR AGE, WILL BE ELIGIBLE FOR SPECIAL EARLY RETIREMENT. ELIGIBLE EMPLOYEES WISHING TO RETIRE MUST APPLY FOR RETIREMENT DURING THE WINDOW PERIOD. ACTUAL RETIREMENT WILL OCCUR BETWEEN FEBRUARY 28, 1999 AND DECEMBER 31, 1999 WITH PENSION PAYMENTS TO COMMENCE IN THE MONTH FOLLOWING RETIREMENT.




Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             28

     EFFECTIVE JANUARY 31, 1999, THE PLAN SHALL PROVIDE FOR UNREDUCED PENSION BENEFIT (INCLUDING BASIC BENEFITS AND SUPPLEMENTARY BENEFITS) FOR EMPLOYEES WHO WERE HIRED ON OR BEFORE DECEMBER 31, 1969, AND WHO HAD INDICATED THEIR INTENT TO RETIRE DURING THE WINDOW PERIOD. EMPLOYEES WHO DO NOT APPLY FOR EARLY PENSIONS DURING THE WINDOW PERIOD SHALL NOT BE ELIGIBLE FOR
     UNREDUCED PENSIONS UNDER THIS SECTION 8.11.


     THE COMPANY AGREES TO ACCEPT APPLICATIONS FOR SPECIAL EARLY RETIREMENT FOR A THREE (3) MONTH PERIOD BEGINNING OCTOBER 1, 1999 AND ENDING DECEMBER 31, 1999. EMPLOYEES WHO WERE HIRED ON OR BEFORE DECEMBER 31, 1970, REGARDLESS OF THEIR AGE, WILL BE ELIGIBLE FOR SPECIAL EARLY RETIREMENT. ELIGIBLE EMPLOYEES WISHING TO RETIRE MUST APPLY FOR RETIREMENT DURING THE WINDOW PERIOD. ACTUAL RETIREMENT WILL OCCUR BETWEEN FEBRUARY 28, 2000 AND DECEMBER 31, 2000 WITH PENSION PAYMENTS TO COMMENCE IN THE MONTH FOLLOWING RETIREMENT.


     EFFECTIVE JANUARY 31, 2000, THE PLAN SHALL PROVIDE FOR UNREDUCED PENSION BENEFIT (INCLUDING BASIC BENEFITS AND SUPPLEMENTARY BENEFITS) FOR EMPLOYEES WHO WERE HIRED ON OR BEFORE DECEMBER 31, 1970, AND WHO HAD INDICATED THEIR INTENT TO RETIRE DURING THE WINDOW PERIOD. EMPLOYEES WHO DO NOT APPLY FOR EARLY PENSIONS DURING THE WINDOW PERIOD SHALL NOT BE ELIGIBLE FOR UNREDUCED PENSIONS UNDER THIS SECTION 8.11.


     Pension benefits paid under this window program will be based on actual pension service as defined in the Plan. Pension benefits payable to Members who retire under this window program in the year 1997, 1998 or 1999, will be the benefits provided under the Plan as of March 1997, and will include any negotiated benefit increases that take effect in February 28, 1999, specifically





Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             29

     $46.00 Basic pension per month times years of service and $24.00 Supplemental pension per month times years of service. This window is guaranteed.


     Pension benefits paid under this window program will be based on actual pension service as defined in the Plan. Pension benefits payable to Members who retire under this window program in the year 2000, will be the benefits provided under the Plan as of March 2000, and will include any negotiated benefit increases that take effect in March 2000. This window program is guaranteed.




Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             30

SECTION 9 - FORM OF RETIREMENT INCOME

9.01 NORMAL FORM OF PENSION FOR MEMBERS WITHOUT A SPOUSE

     The monthly pension payable to a Member who does not have a Spouse, or who is living separate and apart from his Spouse at the date of commencement of pension payments, shall be in the form of an annuity for life, ceasing with the payment for the month in which his death occurs.

9.02 NORMAL FORM OF PENSION FOR MEMBERS WITH A SPOUSE

     Notwithstanding the foregoing, the monthly pension payable to a Member who has a Spouse at the date on which pension payments commence shall be in the form of a joint and survivor pension provided that, as of that date, the Member and his Spouse are not living separate and apart. The monthly pension payable to the Spouse on the death of the Member shall be sixty percent (60%) of the amount paid to the Member prior to his or her death.

     The pension described above shall be the Actuarial Equivalent of a joint and survivor pension equal to ninety-five percent (95%) of the basic retirement benefit determined under Section 8.01 or 8.02, whichever is applicable reduced by one half of one percent (1/2 of 1%) for each complete year by which the Spouse is younger, or increased by one half of one percent (1/2 of 1%) UP TO AN AMOUNT WHICH DOES NOT EXCEED 100% OF SUCH BASIC RETIREMENT AMOUNT for each complete year by which the Spouse is older than such Member, with fifty-five percent (55%) of such pension continuing to the Spouse, if surviving, upon the Member's death, for the remainder of the Spouse's lifetime.

     A Member and his Spouse may jointly waive the requirement of the sixty percent (60%) joint and survivor pension described in the first paragraph of this Section 9.02 by completing a written, witnessed declaration to that effect



Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                           31
     in the manner and form prescribed by the Pension Benefits Act, in which case the Member may elect either:

     (a)  a pension for life, as described in Section 9.01 above; or

     (b) the joint and survivor pension described in the second paragraph of this Section 9.02.



Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             32

SECTION 10 -- TOTAL AND PERMANENT DISABILITY

10.01 In the event of a Member retiring due to Total and Permanent Disability such Member will be entitled to a pension under the Plan. The amount of such pension will be as determined in Sections 8.04 and 8.05 hereof.

10.02 Total and Permanent Disability shall be determined in the first instance by a physician appointed by the Company and remunerated on a reasonable basis from the Pension Fund; provided that, if such physician certifies that Total and Permanent Disability does not exist and the Member's attending physician is dissatisfied with such decision, the Member may elect to be examined by an umpire physician appointed by the other two said physicians jointly and remunerated on a reasonable basis from the Pension Fund, and if the umpire physician, after such examination, is satisfied that Total and Permanent Disability does exist, he shall so certify to the Company.

10.03 A Pensioner receiving a Total and Permanent Disability pension may be required at any time during his retirement up to his normal retirement date at the request of the Company to submit to examination by a physician appointed by the Company and remunerated on a reasonable basis from the Pension Fund, but not more frequently than once in any twelve (12) month period.

         If he refuses at any time to submit to such a medical examination, the payment of such pension shall be suspended effective sixty (60) days after the first request for such a medical is made. However, should he be found to be still suffering from Total and Permanent Disability as a result of submitting to such a medical examination:





Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             33

         (a) before the end of the said sixty (60) days, the suspension shall not come into effect, and payments of such payment shall continue uninterrupted; and

         (b) after the end of the said sixty (60) days, payment of such pension shall be resumed and, shall be made retroactive to the date of his suspension.

10.04 If any such examining physician appointed by the Company shall certify that such Pensioner has ceased to suffer from Total and Permanent Disability at any time before normal retirement date, his pension thereupon shall immediately cease, provided, however, that in the event of the Pensioner's attending physician is dissatisfied with such decision, the Pensioner may be examined by an umpire physician appointed by the other two said physicians jointly and remunerated on a reasonable basis from the Pension Fund and if the umpire physician, after such examination, is satisfied that such Pensioner continues to suffer from Total and Permanent Disability and so certifies, his pension thereupon shall be resumed retroactive to the date of cessation.

10.5 If a Pensioner receiving a Total and Permanent Disability pension returns to active employment with the Company, then:

         (a)      his Total and Permanent Disability pension shall cease; and,

         (b) he shall be credited with Credited Service he had at the time his pension for Total and Permanent Disability began; and,

         (c) he shall automatically become a Member and shall accumulate additional Credited Service; and,

         (d) for each month of Credited Service the Member accumulates, he shall be credited with one (1) month Credited Service for the period of disability, to a maximum equal to the period of disability.



Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997
                                                                              34

      IF A PENSIONER RECEIVING A TOTAL AND PERMANENT DISABILITY PENSION DOES NOT RETURN TO ACTIVE EMPLOYMENT AND CONTINUES TO QUALIFY FOR TOTAL AND PERMANENT DISABILITY RETIREMENT THERE WILL BE NO RECALCULATION OF PENSION BENEFITS PAID EXCEPT AS PROVIDED UNDER SECTION 8.04 IN THE SECOND LAST PARAGRAPH AND SECTION 8.10. BENEFITS WILL CONTINUE AT THE LEVEL IN EFFECT AT THE TIME DISABILITY BENEFITS COMMENCED.


Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             35

SECTION 11 - DEATH BENEFITS

11.01 DEATH PRIOR TO RETIREMENT

      In the event of the death of a Member while in the active service of the Company, and prior to completion of two (2) years of membership in the Plan, there shall be no death benefit payable from the Plan.

      In the event of the death of a Member while in the active service of the Company, and following completion of two (2) or more years of membership in the Plan, the following death benefits shall be payable from the Plan.

      (a) If the deceased Member had completed ten (10) or more years of Credited Service, and is survived by a Spouse from whom he was not living separate and apart at the date of his death, the surviving Spouse shall receive a monthly pension for life equal to fifty percent (50%) of the basic retirement pension accrued by the Member under Section 8.01 prior to the date of his death. Notwithstanding the foregoing, in no event shall the Commuted Value of the Spousal pension payable in respect of the pension accrued by the Member be less than the Commuted Value of the deferred pension benefit accrued by the Member had his employment with the Company been terminated on the date of his death.

      (b) If the deceased Member had not completed ten (10) or more years of Credited Service, and is survived by a Spouse from whom he was not living separate and apart at the date of his death, the surviving Spouse shall receive a monthly pension for life, the Commuted Value of which shall be equal to the Commuted Value of the deferred pension benefit accrued by the Member, and to which the Member would have been


Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             36
                  entitled had his employment with the Company been terminated on the date of his death.

         (c) If the Member does not have a Spouse on the date of his death, or if the Member and his Spouse are living separate and apart at the date of his death, the Member's Beneficiary shall receive a lump sum payment equal to the Commuted Value of the deferred pension benefit accrued by the Member, and to which the Member would have been entitled had his employment with the Company been terminated on the date of his death.

         For purposes of this Section 11.01, a determination of the Member's marital status shall be made at the date of his death.

         The surviving Spouse's pension shall be payable in monthly installments commencing on the first day of the month following the month in which the Member's death occurs, and shall cease with the monthly installment immediately preceding the Spouse's date of death.

11.02    DEATH FOLLOWING TERMINATION OF EMPLOYMENT
         BUT PRIOR TO COMMENCEMENT OF PENSION PAYMENTS

         In the event of the death of a terminated Member who was entitled to a deferred pension benefit as of his date of death, and prior to commencement of pension payments to the Member, the Member's Spouse or, in the absence of a surviving Spouse, the Member's Beneficiary shall receive a lump sum payment equal to the Commuted Value of the deferred pension benefit earned by the Member. The Spouse may, in lieu of a lump sum payment, elect to receive the death benefit in the form of an immediate or deferred pension, as described in Section 11.05.




Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997

         No benefit shall be payable under this Section 11.02 if, prior to his death, a terminated Member who was entitled to a deferred pension as of the date his active employment with the Company ceased, effected a transfer of the Commuted Value of his deferred pension pursuant to
         Section 12.03.

11.03    DEATH DURING POSTPONED RETIREMENT

         In the event of the death of a Member while in the active service of the Company, following his normal retirement date but prior to actual retirement, he shall be considered to have retired on the first day of the month coincident with or next following the month in which his death occurred. The death benefit shall be payable in accordance with the normal form of pension described in Section 9, which is applicable to the Member.

11.04    DEATH AFTER RETIREMENT

         In the event of the death of a Member following commencement of his pension payments, the death benefit shall be payable in accordance with the form of pension specified at retirement pursuant to Section 9. The death benefit shall be determined in accordance with all applicable benefits being paid to the Member under Section 8 which for purposes of greater certainty excludes benefits payable under Section 8.05.

11.05    SETTLEMENT OPTIONS

         In lieu of an immediate pension for life, the surviving Spouse of a deceased Member may elect to receive his or her death benefit entitlement either as a lump sum payment, or in the form of a deferred pension, with or without guarantee period, provided that such guaranteed period shall not exceed fifteen (15) years or, if less, the period ending on the Spouse's eighty-sixth (86th) birthday, and further provided that the deferred annuity commence no later than the day preceding the Spouses' sixty-fifth (65th) birthday. However, in the event that the Spouse does not make an election to receive payment




Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997
      either in a lump sum or an immediate or deferred pension within the period of time prescribed by the Pension Benefits Act, the Spouse shall be deemed to have elected to receive an immediate pension for life.


11.06 DESIGNATION OF BENEFICIARY

      A Member may, by written notice given to the Company during the Member's lifetime, designate a person to receive the benefits payable under
      Section 11.01(c) or Section 11.02 (herein called the "Beneficiary"), and may also by written notice given to the Company alter or revoke such designation from time to time during the Member's lifetime, subject always to the provisions of any annuity, insurance or other contract or law governing designation of beneficiaries as may be in force from time to time or any subsequent valid designation of a beneficiary by the Member in his will. The written notice shall be in such form and executed in such manner as the Company in its discretion may determine.


Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             39

SECTION 12 - TERMINATION OF EMPLOYMENT

12.01 A Member whose employment with the Company is terminated for any reason other than death or retirement, and prior to completion of two (2) years of Plan membership, shall not be entitled to a benefit from the Plan.

      A Member whose employment with the Company is terminated for any reason other than death or retirement, and following completion of two (2) or more years of Plan membership, shall be 100% vested and entitled to receive a deferred pension equal to the earned benefit for Credited Service to his date of termination.

12.02 EARLY RETIREMENT

      Notwithstanding the foregoing, a Member who, following termination of employment, is entitled to receive a deferred pension commencing on his normal retirement date in accordance with the provisions of this Section 12.01, may elect to receive such benefit commencing on the first day of any month on or after his attainment of age fifty-five (55), reduced to an Actuarially Equivalent amount.

      THE AMOUNT PAYABLE IN THE YEAR IN WHICH THE PENSION COMMENCES IN RESPECT OF CREDITED SERVICE AFTER 1991 SHALL NOT, HOWEVER EXCEED THE MEMBER'S OR FORMER MEMBER'S LIFETIME RETIREMENT BENEFITS IN RESPECT OF SUCH CREDITED SERVICE REDUCED BY 1/4 PERCENT OF EACH MONTH (3% PER YEAR) THAT THE COMMENCEMENT DATE PRECEDES THE EARLIEST OF:





Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             40

      (a)  the date the Member attains age sixty (60); and

      (b) the date the Member completes at least thirty (30) years of Continuous Service; and

      (c) the date the Member's age plus years of Credited Service equals a total of eighty (80); and

      (d) if the Member was not a person connected, as defined by the Income Tax Regulation 8500 (3), after 1990 with any employer who has participated in the Plan, the date the Member become totally and permanently disabled as a result of a physical or mental impairment that prevents the Member from engaging in any employment for which the Member is reasonably suited by virtue of the Member's education, training or experience and that can be reasonable expected to last for the remainder of the Member's lifetime.


13.03 PORTABILITY OF TERMINATION BENEFITS

      Notwithstanding the foregoing, a Member who is entitled to receive a deferred pension pursuant to Section 12.01 above may, in lieu of this deferred pension, elect to:

      (a) transfer the Commuted Value of such deferred pension to another registered pension plan of which the Member is a member, providing the terms of the other pension plan permit such transfer; or

      (b) transfer the Commuted Value of such deferred pension to the Member's eligible prescribed registered retirement savings arrangement; or

      (c) apply the Commuted Value of such deferred pension to purchase from a life insurance company licensed to transact business in Canada, an immediate or deferred annuity;


Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                            41
      in accordance with the provisions of the Pension Benefits Act in respect of the transfer of locked-in amounts, and subject to the regulations limiting such transfers when the solvency of the Plan may be impaired.

      Upon such transfer or purchase, the Member shall have no further entitlement under the Plan.


Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             42

SECTION 13 - TRANSFERS

13.01 TRANSFERS TO INELIGIBLE EMPLOYMENT

     (a) In the event that a Member ceased to be an Employee for the purposes of the Plan by reason of transfer to employment with the Company in another category prior to February 28, 1979, he shall have ceased to accumulate Credited Service under the Plan and all benefits accrued to the date of such transfer shall remain to his credit until his separation from the service of the Company by reason of retirement, termination of employment or death before retirement at which time the appropriate provisions of the Plan as in effect at the date of retirement, termination of employment or death before retirement shall apply.


     (b) In the event that a Member ceases to be and Employee for the purposes of this Plan by reason of transfer to employment with the Company in another category on and after February 28, 1979, he shall CEASE to accumulate Credited Service.

     All benefits accrued to the DATE OF TRANSFER shall remain to his credit until his separation from the service of the Company by reason of retirement, termination of employment or death before retirement at which time the appropriate provisions of the Plan as in effect at the date of such retirement, termination of employment or death before retirement shall apply.

     The Member's subsequent period of service with the Company shall constitute Continuous Service and Credited Service only for purposes of determining the Member's eligibility for vested benefits under Section 12 hereof.







Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             43

13.02 TRANSFERS FROM INELIGIBLE EMPLOYMENT

      In the event that an employee of the Company is transferred from employment in a category that does not constitute him an Employee for purposes of this Plan to a category in which he becomes eligible for membership his immediately prior period of uninterrupted service with the Company from his last date of employment shall constitute Continuous and Credited Service for purposes of determining the Member's eligibility for vested benefits under Section 12 hereof.

13.03 In no event shall benefits under more than one pension plan of the Company be payable in respect of the same period of service.


Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             44

SECTION 14 - APPLICATION FOR PENSION

14.01 A Member who qualifies for a pension under this Plan must make Application in writing to the Company. In the event a Member is unable to make application, the Company may act on behalf of such Member.

14.02 In the event a Member leaves the service of the Company at or after the normal retirement date and qualifies for a pension under the Plan by reason of his Credited Service at that time, but does not make application for such pension because of a grievance pending as to his continued employment by the Company, then unless such Member is returned to the service of the Company after the grievance has been settled, his application for pension in accordance with Section 14.01 shall be deemed to have been made on the date he left the service of the Company and the Company shall direct that payment of such Member's pension shall be retroactive to such date unless the Member elects to have the pension commence at a later date in accordance with Section 7.04.

14.03 A Member who is entitled to a pension under Section 12 must make application not earlier than ninety (90) days prior to his fifty-fifth
          (55th) birthday and not later than 90 days prior to the end of the calendar year in which the Member attained age 69, UNLESS A LATER DATE IS OTHERWISE BY APPLICABLE LEGISLATION AND APPROVED BY THE EMPLOYER. It is understood, however, that every Member upon his termination of employment shall be given a statement in accordance with Section 3.11.


Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             45

SECTION 15 -- GENERAL PROVISIONS

15.01    PROOF OF AGE AND MARITAL STATUS

         The age of a Member shall be provided by official birth certificate, issued by proper authority in the area in which the Member claims to have been born. If a Member does not produce a birth certificate, he must produce evidence of age satisfactory to the Company in its reasonable discretion. In the case of late filing of documents with the Company, the Member, Spouse or Beneficiary shall receive the aggregate of all benefit payments such person would otherwise have received if the necessary information had been provided on a timely basis.

         Should a Member elect the joint and survivor pension, satisfactory proof of his spousal status and the age of his Joint Annuitant must also be furnished to the Company. No payment of a Spouse benefit under
         Section 11 will commence until the Spouse has filed with the Company satisfactory proof of her spousal status.

15.02    EFFECT ON EMPLOYMENT RIGHTS

         Nothing in the Plan shall give any Member the right to be retained in the employ of the Company and all Members shall remain subject to discharge or lay-off to the same extent as if this Plan had never gone into effect. Participation in the Plan shall not confer on any Member any rights which he did not otherwise possess as an Employee, except to such benefits as shall have specifically accrued to him under the terms of the Plan.



Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             46

15.03  APPLICABLE LAWS

       This Plan shall be construed, governed and administered in accordance with the laws of the Province of Ontario.

15.04  NON-ASSIGNABILITY, NON-COMMUTABILITY OF BENEFITS

       Except as otherwise required by law, permitted under the Pension Benefits Act and required in Section 15.05, all benefits provided under the terms of the Plan are for Member's own use and benefit and are not capable of assignment or alienation and do not confer upon the Member, his personal representatives or dependents, or any other person, any rights or interest in the pension benefits or deferred pension benefits which is capable of being assigned or otherwise alienated nor is any such benefit capable of BEING COMMUTED, CHARGED, ANTICIPATED, GIVEN AS SECURITY, OR SURRENDERED, AND IS EXEMPT FROM EXECUTION, SEIZURE, OR ATTACHMENT DURING THE LIFETIME OF THE MEMBER EXCEPT AS PROVIDED IN THIS PLAN AND PERMITTED OR REQUIRED BY LAW.

15.05  ASSIGNABILITY OF BENEFITS ON MARRIAGE BREAKDOWN

       (1) In the event of the marriage breakdown of a Member and his Spouse occurring in the Province of Ontario on or after January 1, 1987, the pension benefit of the Member under the Plan may be subject to a domestic contract or a court order pursuant to the Family Law Act, 1986 of Ontario, effective as of divorce, annulment or separation, but such domestic contract or court order is not effective to require payment of pension benefit before the earlier of:



Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                           47

           (i) the date on which payment of the pension benefit commences pursuant to the terms of the Plan; or

           (ii) the normal retirement date of the Member.

      (2) A domestic contract or court order, as referred to in this Section 15.05(1), is not effective to reduce the pension benefit of a Member to less than fifty percent (50)% of the pension benefit accrued during the period the Member and the other person were spouses. For the purpose of credit splitting, the pension benefit accrued during the marriage of an active Member shall be determined as if the Member has terminated employment as of the date of termination of the marriage or termination of the declared common-law relationship with the Spouse.

      (3) The date of termination of a legal marriage shall be the date specified in the domestic contract or court order effective as of divorce, annulment or separation. The date of termination of such common-law relationship shall be the date specified in such written evidence of termination of the relationship as is acceptable to the Company.

      (4) Notwithstanding any other Section of the Plan, upon the termination, retirement or death of a Member, the value of the Member's pension benefit payable under the Plan shall be reduced to reflect any amount paid or payable to the Member's Spouse or former Spouse pursuant to section 15.01(1) above.




Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                            48

       (5)    When a Spouse or former Spouse becomes entitled under this Section
              15.05 to a portion of the pension benefit credit of a Member or becomes entitled under this Section 15.05 to a portion of the payments payable under the Plan to a Member, the Spouse or former Spouse shall elect as follows:

              (i) to receive a portion of the pension payments under the same terms and conditions as the Member; or

              (ii) to transfer the Commuted Value of the portion of the pension benefit credit to which the Spouse or former Spouse is entitled:

                     (A) to another pension plan of which the Spouse or former Spouse is a member or former member, providing the terms of the other pension plan permit such a transfer and will administer the credit on a locked-in basis;

                     (B) to a locked-in registered retirement savings plan under which the Spouse or former Spouse is an annuitant.

       Notwithstanding the foregoing, where the Member would have been entitled to transfer all or a portion of his pension benefit to another registered pension plan or prescribed registered retirement savings arrangement on non-locked-in basis, the Spouse or former Spouse shall also be entitled to transfer all or a portion of payments payable under this Section 15.05 on a similar basis.

       The transfer to another plan shall operate as a complete discharge of all liability to the Ontario Spouse under the Plan.

15.06 If the Company shall receive evidence which in the opinion of the Company is satisfactory to it that any person receiving a benefit or entitled to received any benefit hereunder is physically, mentally or legally incompetent to receive such benefit and to give a valid receipt therefor and that no guardian, committee or



Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997
                                                                              49
      other representative of the estate of such person shall have been dully appointed, such benefit may be paid:

      (i) where an individual or an institution is then maintaining or has custody of such person, to such individual or such institution; or

      (ii) in the discretion of the Company, to the Supreme Court of Ontario for the credit of such person pursuant to the laws of Ontario governing such payments into court.

15.07 SMALL PENSION COMMUTATION
      Pension benefits shall normally be payable in equal monthly installments. However, if the annual immediate or deferred pension (such deferred pension payable at age (65) sixty-five) to which a Member is entitled is less than two percent (2%) of the YMPE in the year that the Member terminates his employment, or such other amount as may be permitted from time to time by the Pension Benefits Act, the Company may, at its sole discretion, authorize payment of such pension (in advance) in quarterly, semi-annual payments of an Actuarially Equivalent amount, or in a lump sum equal to the Commuted Value thereof, as calculated by the Actuary and subject nonetheless to the requirements of the Pension Benefits Act.

15.08 For each calendar year from 1990 onwards, no Pension Adjustment may exceed the lesser of (a) 18% of the Member's Compensation, or (b) the MONEY PURCHASE LIMIT FOR THE YEAR defined in the Income Tax Act, and where necessary, benefits will be reduced accordingly.

15.09 Except as otherwise expressly provided in the Income Tax Act, each amount determined in connection with the Plan shall be determined, where the amount is based on assumptions, using such reasonable assumptions as are acceptable to the Minister, and where actuarial principles are applicable to the determination, in accordance with generally accepted actuarial principles.


Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             50

15.10 The primary purpose of the Plan is to provide periodic payments to Members after retirement and until death in respect of their service as employees.

15.11 To the extent necessary to avoid the revocation of the Plan's registration, it is hereby stipulated that under this provision;

      (a) the plan may be amended to reduce benefits provided in respect of a Member;

      (b) a contribution made by a Member or by the Company may be returned to the person who made the contribution.

15.12 No further benefits shall accrue to a member in respect of a period that is after the day on which defined-benefit retirements benefits commence to be paid to the Member under either (a) this Plan or (b) any other registered pension plan in which (i) the Company participates or (ii) another employer who does not deal at arm's length with the Company participates.


Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             51

SECTION 16 - AMENDMENT OR TERMINATION OF THE PLAN

16.01 The Company intends to maintain the Plan in force indefinitely but nevertheless reserves the right, subject to the provisions of any pension agreement with Local 6571 United Steelworkers of America (the "Union"), to amend, segregate, merge, or terminate the Plan in whole or in part at any time or times and to change the method or medium of funding the Plan benefits.


16.02 Should the Plan be wholly terminated, the Company shall not be obligated to make any further contributions to the Plan, other than as may be required under the Pension Benefits Act and the assets held under the Pension Fund shall be allocated for the provision of benefits accrued to the date of termination subject to the terms of the Pension Benefits Act and pursuant to the foregoing Sections 1 through 14 of the Plan to which the beneficiaries are entitled in such equitable manner as may be determined by the Company and the Union in consultation with the Actuary. Such benefits may be provided through the purchase of deferred or immediate annuity contracts from an insurance company licensed to transact business in Canada, in the form elected by Members, through the continuation of the Funding Agreement for this purpose, or through the establishment of a new fund. If after the provision of all such accrued benefits to the beneficiaries there should remain any excess assets in the Pension Fund, such excess shall be applied as the Union and the Company may direct.

16.03 In the event that the Company shall have been wound up or become bankrupt, the assets held in the Pension Fund shall be allocated for the provision of benefits accrued to the date of the wind-up or bankruptcy pursuant to the foregoing Sections 1 through 14 of the Plan to which the beneficiaries are entitled in such equitable manner as shall be determined by the liquidator or trustee in bankruptcy of the Company, in consultation with an actuary. No liability shall attach to the Company or to the liquidator or trustee in bankruptcy








Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             52
      in connection with such application or distribution, if made in good faith. Such benefits may be purchased in the form of deferred and immediate annuity contracts as provided for in Section 16.02 hereof. If, after the provision of all accrued benefits to the beneficiaries there should remain any excess assets in the Pension Fund, such excess shall be applied as the Union and the Company may direct.

16.04 Any distribution of the Pension Fund resulting from termination of the Plan shall be in accordance with the applicable provisions of the Pension Benefits Act and the Income Tax Act, Canada and with the administrative rules of Revenue Canada pertaining to registered pension plans.








Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             53

                                PENSION PLAN FOR

                           HOURLY-RATED EMPLOYEES OF

                  CO-STEEL LASCO, A DIVISION OF CO-STEEL INC.


SCHEDULE 1


BASIC AND SUPPLEMENTARY BENEFIT RATES

IN EFFECT ON AND AFTER APRIL 13, 1973


DATE OF RETIREMENT, DEATH OR               BASIC MONTHLY       SUPPLEMENTARY
TERMINATION UNDER THE PLAN                 BENEFIT RATE PER    MONTHLY BENEFIT
                                           YEAR OF CREDITED    RATE PER YEAR OF
                                           SERVICE             CREDITED SERVICE
-----------------------------              ----------------    ----------------

April 13, 1973 to April 30, 1976               $ 7.00               $ 6.50

May 1, 1976 to February 27, 1979               $10.00               $ 9.00

February 28, 1979 to February 27, 1982         $12.00               $11.00

February 28, 1982 to February 27, 1988         $17.00               $16.00

February 28, 1988 to February 27, 1989         $24.00               $18.00

February 28, 1989 to February 27, 1990         $26.00               $18.00

February 28, 1990 to February 27, 1993         $28.00               $18.00

February 28, 1993 to February 27, 1996         $32.00               $18.00

February 28, 1996 to February 27, 1999         $40.00               $20.00

On or after February 28, 1999                  $46.00               $24.00



Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             54

Notwithstanding the above, for Members who elect to retire early or on their normal retirement date, from February 28, 1988 to February 28, 1990, the basic monthly benefit rate per year of Credited Service shall be $28.00; and for Members who elect to retire early or on their normal retirement date, from February 28, 1991 to February 28, 1993, the basic monthly benefit rate per year of Credited Service shall be $32.00.

For Members who elect to retire early or on their normal retirement date, from February 28, 1994 to February 27, 1997, the basic monthly benefit rate per year of Credited Service shall be $40.00, and the supplementary monthly benefit rate per year of Credited Service shall be $20.00.

For Members who die while in the active service of the Company from February 28, 1997, the benefit under Sections 11.01(a) and 11.01(b) shall be determined by using the basic monthly rate of $46.00 PER YEAR of Credited Service.

FOR MEMBERS WHO ELECT TO RETIRE EARLY OR ON THEIR NORMAL RETIREMENT DATE, FROM FEBRUARY 28, 1997 TO FEBRUARY 27, 2000 THE BASIC MONTHLY BENEFIT RATE PER YEAR OF CREDITED SERVICE SHALL BE $46.00 AND THE SUPPLEMENTARY MONTHLY BENEFIT RATE PER YEAR OF CREDITED SERVICE SHALL BE $24.00.


Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             55

                                PENSION PLAN FOR
                           HOURLY-RATED EMPLOYEES OF
                     CO-STEEL LASCO, A DIVISION OF CO-STEEL

SCHEDULE 2 - IMPROVEMENTS TO PENSIONS


IMPROVEMENTS TO PENSIONS IN THE COURSE OF PAYMENT FOR RETIREMENTS
PRIOR TO FEBRUARY 28, 1985 (PER MONTH, FOR LIFE)

NAME            FEB. 28,    FEB. 28,    FEB. 28,    FEB. 28,    FEB. 28,
               1979 PER    1982 PER    1983 PER    1984 PER    1985 PER
                MONTH       MONTH*      MONTH*      MONTH*      MONTH*
-------------  -------     -------     -------     -------     -------
Bronsema, P.    $20.00      $50.00      $20.00      $30.00      $75.00
Brown, G.        20.00       50.00       20.00       30.00       75.00
Brown, G.           --          --          --          --       75.00
Crighton, J.        --          --          --          --       75.00
Durocher, S.        --          --          --          --       75.00
Godin, R.        20.00       50.00       20.00       30.00       75.00
Halsey, E.          --          --          --          --       75.00
Hughes, S.       20.00       50.00       20.00       30.00       75.00
Ingram, A.       20.00       50.00       20.00       30.00       75.00
Johnston, H.     20.00       50.00       20.00       30.00       75.00
McKenzie, J.        --       50.00       20.00       30.00       75.00
Meyer, M.           --       50.00       20.00       30.00       75.00
Page, E.         20.00       50.00       20.00       30.00       75.00
Rupert, W.          --          --          --          --       75.00
Sandford, D.        --          --          --          --       75.00
Stefaniuk, W.       --          --          --          --       75.00
White, E.           --          --          --          --       75.00



     * These supplemental pension amounts take effect only if the person named is living at the effective date and ceased upon the death prior to February 28, 1991 of the retired member.

Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                            56

IMPROVEMENTS TO PENSIONS FOR
RETIREMENTS ON AND AFTER FEBRUARY 28, 1985

Effective February 28, 1985, employees who retired from active employment including those who retired due to Total and Permanent Disability, on and after February 28, 1985, and before February 28, 1988 will have their pensions improved with effect from the date of retirement, by eighty dollars ($80.00) per month. This increase in pension ceased upon the death prior to February 28, 1991 of the retired member.

IMPROVEMENTS TO PENSION FOR
RETIREMENTS PRIOR TO FEBRUARY 28, 1988

Effective February 28, 1988, employees who retired from active employment including those who retired due to Total and Permanent Disability, prior to February 28, 1988, will have their pension improved by forty dollars ($40.00) per month. This increase in pension ceased upon the death prior to February 28, 1991 of the retired member.


SURVIVOR AND INDEXING BENEFITS
RELATED TO IMPROVEMENTS TO PENSIONS
GRANTED PRIOR TO FEBRUARY 28, 1988

Notwithstanding the last sentence of each of the two preceding paragraphs, the improvements to pensions pursuant to Section 8.09 and this Schedule 2 that are in the course of payment as at February 28, 1991 shall no longer cease upon the death of the retired member and will be paid to each Member entitled to such benefit in the same form of pension payment and with the same guarantees as the Member's basic pension, and will be considered as part of the amount of pension described in Section 8.10(c) to which the percentage increase applies.




Hourly Rated Employees of Co-Steel Lasco
Amended and Restated
February 28, 1997                                                             57